EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 6, 1998 (relating to the financial statements of Microtec Sistemas Industria e Comercio S.A. for the years ended December 31, 1997 and 1996) included in the consolidation in the Form 10-K annual report of Vitech America, Inc. for the year ended December 31, 1997.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

March 31, 1998

/s/  Deloitte Touche Tohmatsu